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                                                                    EXHIBIT 16.1

               [LETTERHEAD OF PRICE WATERHOUSE LLP APPEARS HERE]


June 20, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                             Bristol Hotel Company
                             ---------------------

We have read Item 4 of Bristol Hotel Company's Form 8-K dated June 17, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP